Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On September 30, 2025, through the closing of a Securities Purchase Agreement (“SPA”) and a Joint Venture Operating Agreement (“JVOA”) with Hover Energy LLC (“Hover”), the Company sold a 49% interest in its subsidiary, EverOn Energy LLC (“EverOn” or the “JV”) to Hover, and issued 20,000 shares of the Company’s Series B Convertible Preferred Stock (the “Series B”) to Hover, in exchange for which Hover contributed certain Microgrid Projects to the JV. On the same day, EverOn executed related supply and management services agreements with Hover and the Company. The series of transactions (altogether hereinafter referred to as the “Acquisition”) resulted in the Company obtaining a controlling financial interest in a newly created EverOn business (i.e., prior to the series of transactions, the EverOn legal entity had no business, operations or assets). As a result, the Company has accounted for the transactions as an acquisition of a business pursuant to ASC 805, Business Combinations.

In connection with the JVOA, the Company issued 20,000 shares of Series B to Hover preliminarily valued at $1,526 per share for an aggregate value of approximately $30.5 million. Together with i) the Company’s contribution of $5.2 million in assets capitalized by the Company under the SAA which relate directly to the Hover project pipeline contributed to EverOn, and ii) $0.9 million in developed software contributed, the total consideration paid for the Company’s 51% interest was $36.5 million and the preliminary estimated fair value of Hover’s 49% non-controlling interest was determined to be $20.4 million. The Company has determined, with the assistance of a third-party valuation firm, that the enterprise value of the JV was approximately $56.9 million.

The following unaudited pro forma condensed combined statements of operations and related notes give effect to the Acquisition and were prepared in accordance with the requirements of Article 11 of Regulation S-X. The Company has not included an unaudited pro forma condensed combined balance sheet because the balance sheet impact of the Acquisition is included in the Company's condensed consolidated balance sheet included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

The pro forma financial information set forth below gives effect to the Acquisition and the application of the acquisition method of accounting. The pro forma financial information should be read in conjunction with:

-The Company’s audited consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024;

-The Company's audited consolidated financial statements and related notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2025;

-The Company’s unaudited condensed consolidated financial statements and related notes included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025;

-The notes to the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and may not be indicative of future results subsequent to the acquisition as they do not reflect the costs of any post close integration activities or any cost savings or synergies that may be achieved because of the Acquisition.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2024
(In thousands, except share par values)

	Historical	Historical	Transaction Accounting		Pro Forma Combined
	ALCE	EverOn	Adjustments	Note	31-Dec-24

Revenues	311	-	-		311

Operating Expenses
Cost of revenues	(364)	-	-		(364)
Selling, general, and administrative	(11,984)	-	(2,363)	(a)	(14,347)
Depreciation, amortization, and accretion	(215)	-	(1,877)	(b)	(2,092)
Development costs	(748)	-	-		(748)
Impairment of Spanish assets	(3,263)	-	-		(3,263)
Loss on disposal of assets	-	-	-		-
Total operating expenses	(16,574)	-	(4,240)		(20,814)

Loss from operations	(16,263)	-	(4,240)		(20,503)

Other income/(expense):
Interest expense	(8,774)	-	-		(8,774)
Fair value movement of FPA asset	(483)	-	-		(483)
Fair value movement of convertible debts	67	-	-		67
Fair value movement of warrants	565	-	-		565
Loss on issuance of debt	(520)	-	-		(520)
Gain on extinguishment of debt	179	-	-		179
Other expense	(506)	-	-		(506)
Other income	1,571	-	-		1,571
Total other expenses	(7,901)	-	-		(7,901)
Loss before provision for income taxes	(24,164)	-	(4,240)		(28,404)
Income taxes	(590)				(590)
Loss from continuing operations	(24,754)	-	(4,240)		(28,994)

Income/(loss) from discontinued operations	45,832	-	-		45,832
Net income/(loss)	21,078	-	(4,240)		16,838
Net income/(loss) attributable to NCI	-	-	(2,077)	(c)	(2,077)
Net income/(loss) attributable to Company	21,078	-	(2,162)		18,916

Net income/(loss) per share of common stock, basic & diluted	1,194.02				1,071.55
Weighted-average common stock outstanding, basic & diluted	17,653				17,653

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2025
(In thousands, except share par values)

	Historical ALCE	Historical EverOn	Transaction Accounting Adjustments	Note	Pro Forma Combined 30-Sep-25

Revenues	-	-	-		-

Operating Expenses
Cost of revenues	-	-	-		-
Selling, general, and administrative	(6,163)	-	(1,772)	(a)	(7,935)
Depreciation, amortization, and accretion	(130)	-	(1,408)	(b)	(1,538)
Development costs	-	-	-		-
Gain on sale of subsidiaries	15,513	-	-		15,513
Total operating expenses	9,220	-	(3,180)		6,040

Loss from operations	9,220	-	(3,180)		6,040

Other income/(expense):
Interest expense	(3,839)	-	-		(3,839)
Fair value movement of convertible notes	(2,263)	-	-		(2,263)
Debt restructuring costs	(753)	-	-		(753)
Fair value movement of warrants	(514)	-	-		(514)
Gain on settlement of payables	426	-	-		426
Loss on settlement of liabilities	(151)	-	-		(151)
Loss on settlement of SAA with Hover	(2,025)	-	-		(2,025)
Loss on issuance of debt	(19)	-	-		(19)
Loss on extinguishment of debt	(3,405)	-	-		(3,405)
Provision for loss from related party	(1,139)	-	-		(1,139)
Other expense	(232)	-	-		(232)
Other income	-	-	-		-
Total other expenses	(13,914)	-	-		(13,914)
Loss before provision for income taxes	(4,694)	-	(3,180)		(7,874)
Income taxes	-	-	-		-
Loss from continuing operations	(4,694)	-	(3,180)		(7,874)

Net income/(loss)	(4,694)	-	(3,180)		(7,874)
Net income/(loss) attributable to NCI	-	-	(1,558)	(c)	(1,558)
Net income/(loss) attributable to Company	(4,694)	-	(1,622)		(6,316)

Net income/(loss) per share of common stock, basic & diluted	(11.69)				(15.72)
Weighted-average common stock outstanding, basic & diluted	401,699				401,699

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2025
(In thousands, except share par values)

	Historical	Historical	Transaction Accounting		Pro Forma Combined
	ALCE	EverOn	Adjustments	Note	31-Dec-25

Revenues	-	-	-		-

Operating Expenses
Cost of revenues	-	-	-		-
Selling, general, and administrative	(8,065)	-	(1,772)	(a)	(9,838)
Depreciation, amortization, and accretion	(593)	-	(1,408)	(b)	(2,001)
Gain on disposal of assets	15,513	-	-		15,513
Total operating income (expenses)	6,855	-	(3,180)		3,675

Income (loss) from operations	6,855	-	(3,180)		3,675

Other income/(expense):
Interest expense	(4,198)	-	-		(4,198)
Fair value movement of convertible notes	(3,967)	-	-		(3,967)
Debt restructuring costs	(753)	-	-		(753)
Costs of legal actions related to unpaid liabilities	(1,232)	-	-		(1,232)
Fair value movement of warrants	1,564	-	-		1,564
Loss on issuance of debt	(35)	-	-		(35)
Loss on extinguishment of debt	(3,187)	-	-		(3,187)
Gain on settlement of liabilities	596	-	-		596
Loss on settlement of SAA with Hover	(2,025)	-	-		(2,025)
Provision for loss from related party	(561)	-	-		(561)
Other expense	(363)	-	-		(363)
Total other expenses	(14,161)	-	-		(14,161)
Loss before provision for income taxes	(7,306)	-	(3,180)		(10,486)
Income taxes	-	-	-		-
Loss from continuing operations	(7,306)	-	(3,180)		(10,486)

Net income/(loss)	(7,306)	-	(3,180)		(10,486)
Net income/(loss) attributable to NCI	(820)	-	(1,558)	(c)	(2,378)
Net income/(loss) attributable to Company	(6,486)	-	-		(8,108)
Deemed dividend to preferred shareholder	(10,643)	-	-		(10,643)
Net income/(loss) attributable to common stock	(17,129)	-	(1,622)		(18,751)
Net income/(loss) per share of common stock, basic & diluted	(35.71)				(39.11)
Weighted-average common stock outstanding, basic	479,613				479,613

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Description of Acquisition and Basis of Pro Forma Presentation

On September 30, 2025, through the closing of a Securities Purchase Agreement (“SPA”) and a Joint Venture Operating Agreement (“JVOA”) with Hover Energy LLC (“Hover”), the Company sold a 49% interest in its subsidiary, EverOn Energy LLC (“EverOn” or the “JV”) to Hover, and issued 20,000 shares of the Company’s Series B Convertible Preferred Stock (the “Series B”) to Hover, in exchange for which Hover contributed certain Microgrid Projects to the JV. On the same day, EverOn executed related supply and management services agreements ("MSAs") with Hover and the Company. The series of transactions (altogether hereinafter referred to as the “Acquisition”) resulted in the Company obtaining a controlling financial interest in a newly created EverOn business (i.e., prior to the series of transactions, the EverOn legal entity had no business, operations or assets). As a result, the Company has accounted for the transactions as an acquisition of a business pursuant to ASC 805, Business Combinations. Refer to Note 6 to the Company's audited consolidated financial statements for the year ended December 31, 2025, included in the Company's 2025 Form 10-K for a more detailed description of the Acquisition and related accounting considerations.

Because the Company and Hover each contributed only assets (i.e., neither entity contributed a "business"), EverOn only became a business after the parties' respective assets were contributed followed by EverOn's signing of MSAs with both the Company and Hover simultaneous with the closing of the Acquisition. As a result, there are no historical EverOn business operations to present in the "Historical EverOn" column of the unaudited condensed combined pro forma information included herein.

In connection with the JVOA, the Company issued 20,000 shares of Series B to Hover preliminarily valued at $1,526 per share for an aggregate value of approximately $30.5 million. Together with i) the Company’s contribution of $5.2 million in assets capitalized by the Company under the SAA which relate directly to the Hover project pipeline contributed to EverOn, and ii) $0.9 million in developed software contributed, the total consideration paid for the Company’s 51% interest was $36.5 million and the preliminary estimated fair value of Hover’s 49% non-controlling interest was determined to be $20.4 million. The Company determined, with the assistance of a third-party valuation firm, that the enterprise value of the JV was approximately $56.9 million.

The Company has not included an unaudited pro forma condensed combined balance sheet because the balance sheet impact of the Acquisition is included in the Company's condensed consolidated balance sheet included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. The unaudited pro forma statements of operations have been included for the years ended December 31, 2025 and December 31, 2024 and for the nine month period ended September 30, 2025 and have been prepared in accordance with Article 11 of Regulation S-X. These unaudited pro forma condensed combined statements of operations have been presented as if the Acquisition had been completed as of January 1, 2024.

A summary of consideration paid in the Acquisition and the related purchase price acquisition is included below:

Consideration for Company's 51% Interest (in thousands):
Series B Convertible Preferred Stock Issued to Hover	$30,523
OASIS Software contributed to EverOn at fair value	860
Capitalized development costs subsumed	5,150
Total Consideration for Company's 51%	36,533
Fair value of Hover's 49% NCI	20,411
Total Fair Value of Invested Capital (i.e., Consideration)	$56,944

The total fair value of invested capital of $56,944,000 was then allocated to identifiable assets and goodwill with the assistance of a third-party valuation firm, as follows:

	Fair Value (in thousands)	Estimated Useful Life (in years)

Customer relationships	$26,190	24
Favorable contracts	10,930	15
OASIS software	860	15
Goodwill	18,964	Indefinite

Total Fair Value of Invested Capital	$56,944

No liabilities were assumed in connection with the transaction. The JV had no assets other than those included in the purchase price allocation above prior to the Acquisition. The excess of the total fair value of invested capital over the net identifiable assets acquired has been recognized as goodwill of $19.0 million, which is attributable to expected synergies and the premium paid for control of the JV. Goodwill is not deductible for income tax purposes.

2. Pro Forma Adjustments

The unaudited pro forma condensed combined statements of operations information reflect the following Acquisition transaction related adjustments.

(a) MSA agreements for services to be provided to EverOn from the Company and Hover over a two year term for a total of $450,000 per month ($225,000 per month after intercompany elimination of the Company's fee) beginning on January 1, 2026 (i.e., three months post-closing). Adjustment relates to the addition of the MSA fee for months prior to the September 30, 2025 acquisition date, calculated as follows (in thousands):

No. months payments (2 year term with no payments for first 3 months)	21 mos.
Monthly payment amount	$225
Total payments over MSA term	$4,725
Monthly MSA expense (SG&A) (total pmts divided by 24 mos.)	$197

Nine months included in December 31 and September 30, 2025 periods	$1,772

Twelve months included in December 31, 2024 period	$2,363

(b) Relates to amortization of identifiable intangible assets recorded in the purchase price allocation, as follows:

	Fair Value (in thousands)	Est. Useful Life (in years)	Monthly Amort.

Customer relationships	$26,190	24	$91
Favorable contracts	10,930	15	61
OASIS software	860	15	5

			$157

Nine months included in December 31 and September 30, 2025 periods			$1,408
Twelve months included in Decembeer 31, 2024 period			$1,877

(c) Represents Hover's 49% noncontrolling interest in EverOn losses (i.e., the sum of pro forma adjustments (a) and (b) above) for the period prior to the Acquisition.